EXHIBIT 99.1350CERT

CERTIFICATION PURSUANT TO RULE 30a-2(b) UNDER THE 1940 ACT AND SECTION 906 OF

THE SARBANES OXLEY ACT

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Funds II (the “registrant”), hereby certifies, to the best of his knowledge, that the registrant’s Report on Form N-CSR for the period ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 15d of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: December 1, 2010

/s/ John M. Perlowski
John M. Perlowski
Chief Executive Officer (principal executive officer) of BlackRock Funds II

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Funds II (the “registrant”), hereby certifies, to the best of his knowledge, that the registrant’s Report on Form N-CSR for the period ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 15d of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: December 1, 2010

/s/ Neal J. Andrews
Neal J. Andrews
Chief Financial Officer (principal financial officer) of BlackRock Funds II

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.